As filed with the Securities and Exchange Commission on June 18, 2024

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OptimizeRx Corporation

(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

260 Charles Street, Suite 302, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

OptimizeRx Corporation

2021 Equity Incentive Plan

(Full title of the plan)

Marion Odence-Ford, Esquire

General Counsel

OptimizeRx Corporation

260 Charles Street

Suite 302

Waltham, MA 02453

(248) 651-6568

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 1,950,000 shares of its common stock which, pursuant to an amendment to the Registrant’s 2021 Equity Incentive Plan (the “Plan”), are issuable upon the grant, exercise or vesting of awards under the Plan. These 1,950,000 shares are in addition to the 2,500,000 shares of the Registrant’s common stock which were previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-259218) filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2021 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed with the Commission, are incorporated by reference into this Registration Statement by the Registrant:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 15, 2024 (including information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2024);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 5, 2024, January 26, 2024, April 2, 2024 (solely with respect to Item 1.01) and June 7, 2024.

(d)	the description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K filed on August 31, 2021.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

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Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, as filed with the Commission on November 12, 2008).
4.2	Certificate of Correction of the Registrant, dated April 30, 2018 (incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Commission on March 12, 2019).
4.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Commission on March 10, 2023).
4.4	OptimizeRx Corporation 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 25, 2021).
4.5	Amendment No. 1 to the OptimizeRx 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 7, 2024).
5.1	Opinion of The Doney Law Firm.
23.1	Consent of UHY LLP.
23.2	Consent of The Doney Law Firm (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
107.1	Filing Fee table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on June 18, 2024.

OptimizeRx Corporation

By:	/s/ William J. Febbo
Name:	William J. Febbo
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of OptimizeRx Corporation, hereby severally constitute and appoint William Febbo and Edward Stelmakh, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ William J. Febbo	Chief Executive Officer and Director	June 18, 2024
William J. Febbo	(Principal Executive Officer)

/s/ Edward Stelmakh	Chief Financial Officer and Chief Operations Officer	June 18, 2024
Edward Stelmakh	(Principal Financial and Accounting Officer)

/s/ Lynn O’Connor Vos	Director, Chairperson	June 18, 2024
Lynn O’Connor Vos

/s/ James Lang	Director	June 18, 2024
James Lang

/s/ Patrick Spangler	Director	June 18, 2024
Patrick Spangler

/s/ Gregory D. Wasson	Director	June 18, 2024
Gregory D. Wasson

/s/ Catherine M. Klema	Director	June 18, 2024
Catherine M. Klema

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